Exhibit 99.1

February 25, 2021

For immediate release

CALIFORNIA WATER SERVICE GROUP ANNOUNCES

2020 EARNINGS FOR YEAR AND FOURTH QUARTER

SAN JOSE, CA – California Water Service Group (NYSE: CWT) ( “Company”) today announced net income of $96.8 million and diluted earnings per share of $1.97 for 2020, compared to net income of $63.1 million and diluted earnings per share of $1.31 in 2019.

The $33.7 million increase in net income was driven primarily by the adoption of California Water Service’s (Cal Water’s) 2018 general rate case (GRC) which increased operating revenue by $40.9 million and other general rate increases of $11.5 million, $4.5 million of which was related to increased water costs. In addition, net income increased $5.5 million due to an increase in income tax benefits from “repairs” deductions. These positive factors to net income were partially offset by increases in depreciation and amortization expenses of $9.3 million, employee wages of $4.7 million, bad debt reserve expenses of $4.1 million, outside consulting service costs of $2.1 million, and uninsured loss costs of $1.7 million that was partially offset by a decrease in travel costs of $1.6 million.

Additionally, certain factors outside the Company's immediate control decreased net income, including a $2.3 million reduction in accrued unbilled revenue and $0.8 million decrease in unrealized gain on certain benefit plan investments as compared to the prior year. Seasonal weather patterns and the number of unbilled days are the primary influences of accrued unbilled revenue.

President & Chief Executive Officer Martin A. Kropelnicki said he was pleased with the 2020 financial performance, which allowed the Company to increase the dividend by 8%.

“I’m also really proud of our pandemic response, our continued investment in infrastructure, and our progress on Environmental, Social, and Governance (ESG) programs and reporting,” he said.

As part of its pandemic response, the Company instituted robust safety measures and provided 15 additional days for COVID-related absences. It also forgave more than $400,000 in overdue customer bills and contributed $1.3 million to community charitable organizations.

“While many were able to shelter-in-place with their families, our team was here, day in and day out, providing an essential service and making it possible for us to complete $298.7 million in infrastructure system improvements that enhance the safety and reliability of our water infrastructure,” Kropelnicki said.

“On the ESG front, we conducted a materiality assessment to determine which ESG topics were most relevant to our business, built on our climate change efforts by completing the first phase of our Climate Change Water Resources Monitoring and Adaptation Plan, and are preparing an ESG Report that aligns with the Sustainability Accounting Standards Board reporting framework and references the Global Reporting Initiative. I’m looking forward to making additional ESG progress in the year ahead,” he said.

Additional Financial Results for 2020

Operating revenue increased 11.2% to $794.3 million, an increase of $79.7 million in 2020 compared to $714.6 million in 2019, primarily due to rate increases. Rate increases and regulatory cost mechanisms added $52.4 million, $4.5 million of which was related to increased water costs. Accrued unbilled revenue decreased by $2.3 million.

Total operating expenses increased $42.5 million, or 6.9%, to $657.6 million in 2020 compared to the prior year.

Water production expenses increased $21.3 million, or 8.3%, to $276.7 million in 2020, primarily due to increases in purchased water quantities and higher wholesale water rates. As designed, the California revenue decoupling mechanisms record an increase to revenue equal to the increase in California water production costs.

Administrative and general and other operations expenses increased $14.2 million, or 7.2%, to $212.9 million in 2020, primarily due to increases in employee pension and retiree medical expenses of $7.2 million, bad debt reserve expenses of $4.1 million, employee wages of $3.9 million, costs associated with the deferral of operating revenue of $3.9 million, outside consulting service costs of $2.1 million, uninsured loss costs of $1.7 million, and customer account expenses of $1.6 million. The cost increases were partially offset by decreases in water conservation program expenses of $7.1 million, employee healthcare costs of $1.7 million, and travel costs of $1.6 million. Changes in conservation program expense, employee pension benefits and employee and retiree medical costs for regulated California operations generally do not affect net income, as the Company has been allowed by the California Public Utilities Commission (“CPUC”) to record these costs in balancing accounts for future recovery, creating a corresponding change to revenue.

Maintenance expenses increased $1.2 million, or 4.4%, to $28.0 million in 2020, due to repairs of transmission and distribution mains, tanks, and amortization of reservoir coating projects in accordance with CPUC orders.

Income taxes decreased $4.8 million, or 29.8%, to $11.4 million in 2020, due to an increase in the tax benefit from the flow-through method of accounting for “repairs” deductions on state corporate income tax filings and a $9.4 million customer refund of excess deferred federal income taxes in 2020.

Property and other taxes increased $1.2 million, or 4.3%, to $30.0 million, due mostly to an increase in our assessed property values for utility plant placed in service during the year.

Other income and expenses decreased $2.9 million in 2020, due primarily to decreases in allowance for funds used during construction of $1.7 million and unrealized gain from certain benefit plan investments due to market conditions of $0.8 million.

Fourth Quarter 2020 Results

For the fourth quarter of 2020, net income was $15.5 million and diluted earnings per share was $0.31, compared to net income of $11.3 million and diluted earnings per share of $0.24 in the fourth quarter of 2019. The $4.2 million increase in net income resulted primarily from rate increases and an increase in income tax benefits. The quarter was also impacted by expense increases in employee wages of $2.1 million, bad debt expense of $2.5 million, depreciation and amortization of $2.5 million, costs associated with the deferral of operating revenue of $1.5 million, uninsured loss costs of $1.2 million, property and other taxes of $0.7 million, and net interest expense of $0.6 million. These factors were partially offset by a $2.0 million increase in unrealized gains from certain benefit plan investments due to market conditions.

Operating revenue for the fourth quarter increased $12.3 million, or 7.0%, to $189.2 million, mostly due to rate increases of $12.0 million, of which $0.6 million was related to increased water costs.

Total operating expenses for the quarter increased $7.6 million to $164.1 million. Water production expenses increased $1.7 million mostly due to increases in purchased water quantities and increased wholesale water rates. Administrative and general and other operations expenses increased $5.0 million, or 9.6%, to $57.5 million, mostly due to increases in employee pension and retiree medical expenses, employee wages, bad debt expense, costs associated with the deferral of operating revenue, and uninsured losses. Maintenance expense decreased $0.5 million to $7.1 million. Depreciation and amortization increased $2.5 million. Other income and expenses, net of income taxes, remained unchanged at $1.5 million. Net interest expense increased $0.5 million to $11.0 million.

Liquidity and Financing

Our liquidity remains strong. We maintained $44.6 million of cash as of December 31, 2020 and have additional short-term borrowing capacity of more than $180 million, subject to meeting the borrowing conditions on the Company’s lines of credit facilities. Aged accounts receivable past due more than 60 days increased to $13.5 million as of December 31, 2020 due to suspension of shutoff procedures, resulting in an increase to bad debt reserve. On November 5, 2020, the CPUC approved Cal Water’s request for an additional $700 million of authorization for long-term debt and equity financing to fund its capital improvement program through 2025.

Cal Water, a wholly owned subsidiary of the Company, expects to enter into a Bond Purchase Agreement on February 25, 2021, which will provide for the issuance of first mortgage bonds in an aggregate principal amount of $280 million. The bonds will be issued in two series: $130 million of 2.87% bonds due 2051, series ZZZ; and $150 million of 3.02% bonds due 2061, series 1 (collectively, the “Bonds”). The Bonds are expected to be issued on May 11, 2021 pursuant to a Sixty-Third Supplemental Indenture. Interest on the Bonds will accrue semi-annually and be payable in arrears on May 11 and November 11 of each year, commencing November 11, 2021. The Bonds will rank equally with all of Cal Water’s other First Mortgage Bonds and will be secured by liens on Cal Water's properties, subject to certain exceptions and permitted liens. We plan to use the net proceeds from the sale of the Bonds to refinance existing indebtedness and for general corporate purposes, as set forth in California Public Utilities Code Section 817.

We will continue our 2021 infrastructure improvement investment program, estimated between $270.0 and $300.0 million. At our Board of Directors meeting on January 27, 2021, the Board increased the quarterly cash dividend by 8%, representing an indicated annual dividend of $0.92 per share of common stock.

WRAM Receivable

The under-collected net receivable balance in the WRAM and modified cost balancing account (MCBA) was $67.9 million as of December 31, 2020, an increase of 8.5%, or $5.3 million, from the balance of $62.6 million as of December 31, 2019.

Other Information

All stockholders and interested investors are invited to listen to the 2020 year-end and fourth quarter conference call on February 25, 2021 at 8:00 a.m. PT (11:00 a.m. ET) by dialing 1-833-832-5130 or 1-509-844-0151 and keying in ID #6114986. Please dial in at least 15 minutes in advance of the call to ensure a timely connection. A replay of the call will be available from 11:00 a.m. PT (2:00 p.m. ET) on February 25, 2021 through April 22, 2021, at 1-855-859-2056 or 1-404-537-3406, ID #6114986. The replay will also be available under the investor relations tab at www.calwatergroup.com. Prior to the call, Cal Water will post a slide presentation on its website. The presentation can be found at www.calwatergroup.com/docs/q42020slides.pdf after 6:00 a.m. PT. The call will be hosted by President and Chief Executive Officer Martin A. Kropelnicki, Vice President and Chief Financial Officer Thomas F. Smegal III, Vice President of Customer Service and Chief Citizenship Officer Shannon C. Dean, Vice President of Corporate Development and Chief Regulatory Officer Paul G, Townsley, and Vice President and Corporate Controller David B. Healey.

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, Inc., CWS Utility Services, and HWS Utility Services LLC. Together, these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, may, estimates, assumes, anticipates, projects, predicts, targets, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the impact of the ongoing COVID-19 pandemic and related public health measures; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner ; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the outcome and timeliness of regulatory commissions' actions concerning rate relief and other matters; increased risk of inverse condemnation losses as a result of climate conditions; inability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation; our ability to complete, successfully integrate and achieve anticipated benefits form announced acquisitions; the impact of weather, climate, natural disasters, and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Contact

Tom Smegal

(408) 367-8200 (analysts)

Shannon Dean

(408) 367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)

	December 31	December 31
	2020	2019
ASSETS
Utility plant:
Utility plant	$3,890,423	$3,550,485
Less accumulated depreciation and amortization	(1,239,865)	(1,144,115)
Net utility plant	2,650,558	2,406,370
Current assets:
Cash and cash equivalents	44,555	42,653
Receivables:
Customers, net	44,025	32,058
Regulatory balancing accounts	96,241	38,225
Other, net	20,331	14,187
Unbilled revenue, net	34,069	34,879
Materials and supplies at weighted average cost	8,831	7,745
Taxes, prepaid expenses, and other assets	17,964	14,965
Total current assets	266,016	184,712
Other assets:
Regulatory assets	325,376	433,322
Goodwill	31,842	2,615
Other assets	120,456	84,289
Total other assets	477,674	520,226
TOTAL ASSETS	$3,394,248	$3,111,308

CAPITALIZATION AND LIABILITIES
Capitalization:

Common stock, $.01 par value; 68,000 shares authorized, 50,334 and 48,532 outstanding in 2020 and 2019, respectively	$503	$485
Additional paid-in capital	448,632	362,275
Retained earnings	472,209	417,146
Total common stockholders' equity	921,344	779,906
Long-term debt, net	781,100	786,754
Total capitalization	1,702,444	1,566,660
Current liabilities:
Current maturities of long-term debt, net	5,127	21,868
Short-term borrowings	370,000	175,100
Accounts payable	131,725	108,463
Regulatory balancing accounts	34,636	4,462
Accrued interest	6,178	5,810
Accrued other liabilities	41,040	43,018
Total current liabilities	588,706	358,721
Deferred income taxes	276,032	222,590
Pension and postretirement benefits other than pensions	115,581	258,907
Regulatory liabilities and other	247,810	271,831
Advances for construction	195,625	191,062
Contributions in aid of construction	268,050	241,537
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$3,394,248	$3,111,308

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

For the Three Months ended:

	December 31,	December 31,
	2020	2019
Operating revenue	$189,152	$176,878
Operating expenses:
Operations:
Water production costs	66,267	64,546
Administrative and general	31,231	27,307
Other operations	26,241	25,148
Maintenance	7,102	7,622
Depreciation and amortization	24,772	22,253
Income taxes	946	2,756
Property and other taxes	7,559	6,890
Total operating expenses	164,118	156,522
Net operating income	25,034	20,356
Other income and expenses:
Non-regulated revenue	4,953	5,056
Non-regulated expenses	(2,489)	(3,371)
Other components of net periodic benefit cost	(1,218)	(1,425)
Allowance for equity funds used during construction	684	1,598
Income tax expense on other income and expenses	(431)	(406)
Net other income	1,499	1,452
Interest expense:
Interest expense	11,474	11,359
Allowance for borrowed funds used during construction	(438)	(887)
Net interest expense	11,036	10,472
Net income	$15,497	$11,336
Earnings per share
Basic	$0.31	$0.24
Diluted	$0.31	$0.24
Weighted average shares outstanding
Basic	49,990	48,306
Diluted	49,990	48,306
Dividends per share of common stock	$0.2125	$0.1975

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

For the Twelve Months ended:
	December 31,	December 31,
	2020	2019
Operating revenue	$794,307	$714,557
Operating expenses:
Operations:
Water production costs	276,729	255,341
Administrative and general	117,058	108,617
Other operations	95,859	90,061
Maintenance	28,026	26,834
Depreciation and amortization	98,505	89,220
Income taxes	11,435	16,280
Property and other taxes	30,029	28,792
Total operating expenses	657,641	615,145
Net operating income	136,666	99,412
Other income and expenses:
Non-regulated revenue	16,922	19,205
Non-regulated expenses	(14,300)	(13,841)
Other components of net periodic benefit cost	(4,988)	(5,733)
Allowance for equity funds used during construction	4,976	6,685
Income tax expense on other income and expenses	(583)	(1,391)
Net other income	2,027	4,925
Interest expense:
Interest expense	45,047	44,891
Allowance for borrowed funds used during construction	(3,185)	(3,670)
Net interest expense	41,862	41,221
Net income	$96,831	$63,116
Earnings per share
Basic	$1.97	$1.31
Diluted	$1.97	$1.31
Weighted average shares outstanding
Basic	49,274	48,168
Diluted	49,274	48,168
Dividends per share of common stock	$0.8500	$0.7900